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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-191161 and Form S-8 No. 333-194228) pertaining to the Onconova Therapeutics, Inc. 2013 Equity Compensation Plan, of our report dated March 20, 2014, with respect to the financial statements of Onconova Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

                      /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 20, 2014

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm